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                                                                     EXHIBIT 5.1



                      LEGAL OPINION OF NANCY KENLEY, ESQ.

                                                                January 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:              S1 Corporation
                 Edify Corporation 1996 Equity Incentive Plan
                 Edify Corporation 1996 Directors Stock Option Plan
                 Edify Corporation 1990 Stock Option Plan
                 VerticalOne Corporation 1998 Stock Option Plan
                 FICS Group Holding Inc. 1998 Stock Plan
                 Post-Effective Amendment to Registration Statement on Form S-8


Gentlemen and Ladies:

                 As Corporate Legal Counsel to S1 Corporation, a Delaware corporation ("S1"), I am familiar with its corporate affairs and particularly with the corporate proceedings relating to (i) the Agreement and Plan of Merger between S1 and Edify Corporation and the Edify Corporation 1996 Equity Incentive Plan, the Edify Corporation 1996 Directors Stock Option Plan and the Edify Corporation 1990 Stock Option Plan, (ii) the Agreement and Plan of Merger between S1 and VerticalOne Corporation and the VerticalOne Corporation 1998 Stock Option Plan, and (iii) the Stock Purchase Agreement II between S1 and the shareholders of FICS Group N.V. and the FICS Group Holding Inc. 1998 Stock Plan (collectively, the "Plans").

         Based upon the above, I am of the opinion that the shares of common stock, par value $0.01 per share, of S1 to be issued pursuant to the terms of the Plans have been duly authorized and, upon payment therefore in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as Exhibit 5 of Post-Effective Amendment No. 1 to Registration Statement No. 333-82711 on Form S-8, which is being filed by S1 with the Securities and Exchange Commission to register the shares of common stock to be offered pursuant to the Plans.



                                                       Very truly yours,

                                                       /s/ Nancy Kenley
                                                       Corporate Legal Counsel